Exhibit 99.1

PACCAR Announces Executive Promotions

July 23, 2008, Bellevue, Washington – The PACCAR Board of Directors elected Tom Plimpton to the position of vice chairman, effective September 1, 2008.  Tom has 31 years with PACCAR and has been president since 2003.

The PACCAR Board of Directors elected Jim Cardillo to the position of president, effective September 1, 2008.  Jim joined the company in 1990 and has had senior management roles with Peterbilt, DAF and PACCAR’s technical centers.

Mike Tembreull will be retiring as PACCAR vice chairman and director in January 2009.  Mike has made a wonderful contribution to PACCAR’s success for over 38 years.

PACCAR is a global technology leader in the design, manufacture and customer support of high-quality light-, medium- and heavy-duty trucks under the Kenworth, Peterbilt and DAF nameplates.  It also provides financial services and information technology and aftermarket support for its customers worldwide.

PACCAR shares are traded on the Nasdaq Stock Market, symbol PCAR, and its homepage is www.paccar.com.

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